As filed with the Securities and Exchange Commission on August 8, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Exact Sciences Corporation

(Exact name of registrant as specified in its charter)

441 Charmany Drive
Madison, WI 53719
Delaware	(608) 284-5700	02-0478229
(State or other jurisdiction of	(Address, including zip code, and telephone number,	(I.R.S. Employer
incorporation or organization)	including area code, of registrant’s principal executive offices)	Identification Number)

Maneesh K. Arora

Chief Operating Officer and Chief Financial Officer

Exact Sciences Corporation

441 Charmany Drive

Madison, WI 53719

(608) 284-5700

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Please send copies of all communications to:

Mark R. Busch

K&L Gates LLP

214 North Tryon Street, Suite 4700

Charlotte, NC 28202

(704) 331-7440

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-168907)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)
Common Stock	$10,450,000	$1,198

(1)   Based on the public offering price. The Registrant previously registered securities at an aggregate offering price not to exceed $150,000,000 on a Registration Statement on Form S-3 (File No. 333-168907), which was declared effective on September 7, 2010. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional amount of common stock having a proposed maximum aggregate offering price of $10,450,000 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares.

(2)   Calculated pursuant to Rule 457(o) on the basis of the maximum aggregate offering price of all of the securities to be registered and the number of securities being registered has been omitted.  Represents the registration fee only for the additional amount of shares of the Registrant’s common stock being registered hereby. The Registrant previously registered securities pursuant to a Registration Statement on Form S-3 (File No. 333-168907), as amended, for which a fee of $10,695 was paid.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This 462(b) Registration Statement relates to the public offering of common stock contemplated by the Registration Statement on Form S-3 (File No. 333-168907) (the “Original Registration Statement”), which was initially filed on August 17, 2010, and which, as amended, was declared effective by the Securities and Exchange Commission on September 7, 2010. This Registration Statement on Form S-3 (the “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of increasing the proposed maximum offering price from the $150,000,000 registered in the Original Registration Statement by $10,450,000.  This amount does not exceed 20% of the maximum aggregate offering price of securities remaining available for issuance under the Original Registration Statement.  Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3 (File No. 333-168907), including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on August 8, 2012.

Exact Science Corporation

By:	/s/ Kevin T. Conroy
Kevin T. Conroy
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Kevin T. Conroy and Maneesh K. Arora his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all parties, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

	Position	Date
/s/ Kevin T. Conroy	President and Chief Executive Officer	August 8, 2012
Kevin T. Conroy	(Principal executive officer) and Director

/s/ Maneesh K. Arora	Chief Operating Officer and Chief	August 8, 2012
Maneesh K. Arora	Financial Officer
(Principal financial officer and Principal
accounting officer)

/s/ James Connelly	Chairman and Director	August 8, 2012
James Connelly

/s/ Sally W. Crawford	Director	August 8, 2012
Sally W. Crawford

/s/ Daniel J. Levangie _	Director	August 8, 2012
Daniel J. Levangie

/s/ Katherine Napier	Director	August 8, 2012
Katherine Napier

/s/ Lionel N. Sterling	Director	August 8, 2012
Lionel N. Sterling

/s/ David A. Thompson	Director	August 8, 2012
David A. Thompson

Exhibit Index

Exhibit No.	Description

5	Opinion of K&L Gates LLP (Filed herewith)

23.1	Consent of K&L Gates LLP (included in its opinion filed as exhibit 5)

23.2	Consent of Grant Thornton LLP (Filed herewith)

24	Power of Attorney (included on signature page)